Exhibit 31.2
CERTIFICATION PURSUANT TO
17 CFR 240.13a-14(a) /15d-14(a),
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Daniel Moore, certify that:

1	I have reviewed this Annual Report on Form 10-K of GameStop Corp. as amended by Amendment No. 1 on Form 10-K/A (together, the “Report”); and

2	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

By:	/s/ Daniel Moore
Daniel Moore
Principal Financial and Accounting Officer
(Principal Financial Officer)
GameStop Corp.
Date: March 27, 2024